UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.   )

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☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☒  Soliciting Material Pursuant to §240.14a-12

HEALTHWAYS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investor Relations Contact:	Media Relations Contact:
Chip Wochomurka	Andrew Cole/Delia Cannan
615-614-4493	Sard Verbinnen & Co.
chip.wochomurka@healthways.com	212-687-8080
healthways-svc@sardverb.com

Mark Harnett/Amy Bilbija
MacKenzie Partners Inc.
212-929-5802

HEALTHWAYS FILES PRELIMINARY PROXY STATEMENT
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Annual Meeting to Be Held June 24, 2014
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Board Reiterates Support of Management and Company's Progress
Toward Achieving Sustainable, Profitable Growth

NASHVILLE, Tenn. (April 14, 2014) – Healthways (NASDAQ: HWAY), the largest independent global provider of well-being improvement solutions, today announced that it has filed with the Securities and Exchange Commission its preliminary proxy statement in connection with the Company's June 24, 2014, Annual Meeting of Stockholders.  The Company's definitive proxy statement and WHITE proxy voting card will be mailed to stockholders of record as of May 5, 2014, in advance of the Annual Meeting.

The Company's Board of Directors is nominating four independent and highly qualified nominees: John W. Ballantine, Daniel J. Englander, C. Warren Neel, and Kevin G. Wills (bios below).  The Board consists of 11 directors, 10 of whom are independent. Three of the directors – including Messrs. Englander and Wills – have joined the Board since 2012. The Board has exceptional healthcare industry experience and complementary financial, operational, and corporate governance expertise.  They also possess rare in-depth knowledge of the value-based contract services business.

The Healthways Board of Directors said, "Each of our nominees is an engaged, important contributor to our Board and serves the best interests of all Healthways stockholders.  The entire Board is actively involved in Healthways' strategic direction and has been working closely with the leadership team on the Company's transformation from a disease management company into the definitive leader in the global field of population health management services.  The Board fully supports CEO Ben Leedle and the current management team in their execution of the strategy, and we believe Healthways is ideally poised to achieve sustainable, profitable growth now that the transformation is complete.  We look forward to communicating with stockholders in the coming weeks to detail Healthways' progress and the opportunities ahead for the Company and our investors."

Commenting on North Tide Capital's nomination of a dissident slate of directors, the Board said, "We and management appreciate and, indeed, actively seek out constructive investor input; however, we believe North Tide's analysis is deeply flawed.  We fundamentally disagree with North Tide's proposals, including replacing management and selling or spinning off certain core assets.  We believe their short-sighted and ill-conceived agenda would derail Healthways' strong momentum and destroy stockholder value.  In the interest of avoiding unnecessary distraction and costs at this critical time for the Company, we attempted to reach an agreement with North Tide in good faith, including offering board positions for two of their nominees and mutually agreeing on a third independent nominee.  We are disappointed that North Tide rejected our offer out-of-hand.  Given their actions in response to our reasonable, constructive offer from the Board to avoid a contest, we question whether they are truly acting in the best interests of all stockholders."

- MORE -

HWAY Files Preliminary Proxy Statement

April 14, 2014

Healthways intends to begin soliciting votes and communicating with stockholders now that proxy materials are filed with the Securities and Exchange Commission. Stockholders may receive materials, in the mail or otherwise, from North Tide. The Healthways Board notes that stockholders are not required to take any action at this time and strongly recommends that stockholders defer making any voting decisions until they receive definitive proxy materials from the Company.

The Company is scheduled to issue its first-quarter results after the market closes on Thursday, April 24, 2014, followed the same day by a conference call and live webcast scheduled for 5:00 p.m. ET, which will be available online by going to www.healthways.com and clicking on "Investors." For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, confirmation number 9895727, and the webcast replay will also be available on the Company`s Web site for the next 12 months.

Healthways Board Nominees

John W. Ballantine
Mr. Ballantine has been Chairman of the Board since May 2011.  Mr. Ballantine served as Executive Vice President and Chief Risk Management Officer of First Chicago NBD Corporation, a bank holding company, from 1996 until 1998.  He serves as a director of DWS Funds, an asset management firm, where he is Chairman of the Fixed Income and Asset Allocation Committee, and Portland General Electric, a publicly traded electric service provider, where he is Chairman of the Finance Committee.

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Qualifications:  Mr. Ballantine's specific skills, experience and qualifications to serve as a director of the Company include his leadership as Executive Vice President and Chief Risk Management Officer of First Chicago NBD Corporation, in addition to his board leadership roles at a number of companies including DWS Funds. We believe Mr. Ballantine's experience at these firms enhances the Board's understanding of the perspective of institutional investors.

Daniel J. Englander
Mr. Englander is managing partner of Ursula Capital Partners, an investment management firm that he founded in May 2004.   In addition, since 2007, Mr. Englander has served as a director of America's Car-Mart, Inc., a publicly traded automotive retailer based in Bentonville, Arkansas. He also has served as a director of Copart, Inc., a publicly traded company based in Dallas, Texas, that provides vehicle sellers with a full range of services to process and sell vehicles over the Internet, since 2006, and as a director of Ambassadors International, Inc., a publicly traded cruise ship operator based in Seattle, Washington, from 2008 through May 2011. From October 1994 until January 2004, Mr. Englander was employed as an investment banker with Allen & Company, a New York-based merchant bank, serving as a Managing Director from September 2002 until his departure. He holds a Bachelor of Arts degree from Yale University.

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Qualifications:  Mr. Englander's background in investment management and finance coupled with his board experience at other publicly traded companies enables him to be a valuable resource to our Board and to our company with respect to financial and business issues. Additionally, Mr. Englander has been an active, engaged investor in Healthways since 2005 through the business transformation cycle, knows our strategy well and understands the markets for our well-being solutions.

C. Warren Neel, Ph.D.
From 2003 to 2013, Dr. Neel served as the Executive Director of the Center for Corporate Governance at the University of Tennessee, which was recently renamed The Neel Corporate Governance Center in his honor.  He served as the Commissioner of Finance and Administration for the State of Tennessee from July 2000 until February 2003.  He served as Dean of the College of Business Administration at the University of Tennessee in Knoxville from 1977 to 2002.  From September 1998 to May 2012, Dr. Neel served as a director of Saks Incorporated (now a part of Hudson's Bay Company), a publicly traded (prior to the fourth quarter of 2013) retailer of fashion apparel, shoes, accessories, jewelry, cosmetics and gifts, where he was Chair of the Audit Committee.

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HWAY Files Preliminary Proxy Statement

April 14, 2014

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Qualifications:  Dr. Neel's specific skills, experience, and qualifications to serve as a director of the Company include his significant leadership experience in business. As Commissioner of Finance and Administration for the State of Tennessee, Dr. Neel served as the governor's Chief Financial Officer, managing a budget of over $20 billion. In his most recent position with the University of Tennessee, Dr. Neel helped establish the university's The Neel Corporate Governance Center. Additionally, Dr. Neel's academic research has been published in a variety of journals. Because of Dr. Neel's strong business acumen and leadership in a variety of roles, we believe he enhances our Board's understanding of complex financial data and management issues.

Kevin G. Wills
Mr. Wills has served as Managing Director and Chief Financial Officer of AlixPartners, LLP, a global business advisory firm, since March 2014.  Prior to that, he served as Executive Vice President and Chief Financial Officer of Saks Incorporated (now a part of Hudson's Bay Company), a publicly traded (prior to the fourth quarter of 2013) retailer of fashion apparel, shoes, accessories, jewelry, cosmetics, and gifts, from May 2007 through June 2013.  Mr. Wills served as Executive Vice President of Finance/Chief Accounting Officer of Saks Incorporated from May 2005 through April 2007, and as Executive Vice President of Operations for Parisian, Inc., a retailer, from February 2003 until April 2005.  Prior to that, he was appointed Senior Vice President of Planning and Administration for Saks Department Store Group in September 1999, Senior Vice President of Strategic Planning in September 1998 and Vice President of Financial Reporting for Saks Incorporated in September 1997, when he joined Saks Incorporated.  Prior to joining Saks Incorporated, Mr. Wills served as Vice President and Controller for Tennessee Valley Authority, an energy producer.  Prior to that, Mr. Wills served as the Business Assurance Manager for Coopers and Lybrand (currently known as PricewaterhouseCoopers), an accounting and financial services firm.

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Qualifications:  Mr. Wills' specific skills, experience and qualifications to serve as a director of the Company are evidenced by his many years of executive leadership, most recently serving as the Managing Director and Chief Financial Officer of AlixPartners, LLP and, prior to that, Chief Financial Officer of Saks Incorporated, as mentioned above. Additionally, Mr. Wills is a Certified Public Accountant and brings significant capital markets, mergers and acquisitions and international operations experience, all of which enhance our Board's understanding of various financial aspects of the Company's business.

Important Additional Information
The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in connection with the matters to be considered at the Company's 2014 annual meeting of stockholders. The Company has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from the Company's stockholders. When completed, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the Company's stockholders.  INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company's 2014 annual meeting of stockholders. Information regarding the direct and indirect beneficial ownership of the Company's directors and executive officers in the Company's securities is set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company's 2014 annual meeting of stockholders. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.healthways.com.

- MORE -

HWAY Files Preliminary Proxy Statement

April 14, 2014

Forward-Looking Statements
This press release contains forward-looking statements, which are based upon current knowledge, assumptions, beliefs, estimates and expectations, involve a number of risks and uncertainties, and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief, or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings and results of operations, and can be identified by the use of words like "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan," or "continue" and similar expressions. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary from those in the forward-looking statements as a result of various factors, including, but not limited to, the effectiveness of management's strategies and decisions; the costs and management distraction attendant to a proxy contest; the Company's ability to sign and implement new contracts for its solutions; the Company's ability to anticipate change and respond to emerging trends in the domestic and international markets for healthcare and the impact of the same on demand for the Company's services; the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations; the Company's ability to accurately forecast performance and the timing of revenue recognition under the terms of its customer contracts ahead of data collection and reconciliation; the Company's ability to accurately forecast enrollment and participation rates in services and programs offered within the Company's contracts; the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions; the impact of future state, federal and international legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 on the Company's operations and/or demand for its services; and other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and other filings with the SEC. The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways
Healthways (NASDAQ: HWAY) is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities. We provide highly specific and personalized support for each individual and their team of experts to optimize each participant's health and productivity and to reduce health-related costs. Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 45 million people on four continents. Learn more at http://www.healthways.com.

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